NEWS RELEASE

CONTANGO SILVER & GOLD

Contango Silver & Gold Provides Project Updates

FAIRBANKS, AK - (September 8, 2026) - Contango Silver and Gold Inc. (“Contango” or the “Company”) (NYSE American / TSX: CTGO) is pleased to provide updates on its 2026 field programs across the Contango Silver & Gold portfolio.

Rick Van Nieuwenhuyse, the Company’s CEO said, “We’ve done exactly what we set out to do this season across our entire portfolio, delivering on our commitments safely, on time, and on budget. Manh Choh continues to generate strong free cash flows for the Company to use to advance our high-grade precious metals portfolio. From advancing underground development and drilling at Lucky Shot to completing critical road construction, geotechnical drilling, and comprehensive environmental and cultural resource studies at Johnson Tract, our team has maintained an exceptional pace of execution. Capping this off with the successful completion of a massive 50,000-plus-meter drill program at Kitsault underscores our operational capacity and positions us to drive meaningful, near-term value across all three core assets.

This level of productivity across multiple sites in a single season is a remarkable feat, and it simply would not have been possible without the hard work, professionalism, and dedication of our teams in the field. I want to extend my sincere gratitude to all our contractors, vendors, local partners, and employees whose relentless effort and shared commitment to safety enabled us to hit every milestone we set for ourselves this year.”

Manh Choh Mine

The third campaign for 2026 from the Manh Choh mine began August 20th. Modifications for recovering higher-grade sulfide ore from the South Pit have successfully been completed and implemented at the Fort Knox mill and are working according to plan. Production for the current campaign is anticipated to be consistent with previous guidance. This campaign is expected to continue throughout the month of September, and results will be released in Q3 financials anticipated in November 2026.

Lucky Shot Surface Drill Program Completion and Start of Underground Program

The Lucky Shot surface drill program was completed on August 29, 2026 with a total of 29 holes across five drilling platforms totaling approximately ~5,800 meters completed (Figure 1). The program was successfully executed to infill areas of known mineralization within the Coleman portion of the resource, while also completing step-out drilling to test the structural continuity between the Coleman and Lucky Shot vein systems. The first batch of results was released September 2nd (Coleman first batch assays) and the remaining assays from the surface program will be released next month.

The Lucky Shot underground drill program will continue with our drill contractor arriving later this week and will start by drill testing the newly discovered KM vein system with approximately 1,100 meters from five drill stations from the recently completed West Drift extension. The drill will then move to the new 2080E development in October to continue to test the eastern extent of the L2 vein system (Figure 1). Approximately 10,000 meters of underground drilling will be completed between now and February 2027 in support of a Feasibility Study to be finalized later in 2027.

Dave Larimer, Contango’s VP Exploration said, “While an early snowfall wrapped up surface drilling at Lucky Shot a bit ahead of schedule, we successfully knocked out nearly 5,800 meters across 29 holes to infill the Coleman resource and test continuity down plunge and towards Lucky Shot—with initial assays already out and the rest on the way. With the surface program complete, we are transitioning directly into an approximately 10,000-meter underground drilling campaign. The newly completed underground development provides excellent access to efficiently test the recently discovered KM vein system and the eastern extension of the L2 vein. This next phase is designed to improve our understanding of the mineralized system, refine the geological and resource models, and generate the technical information required to support the planned Lucky Shot Feasibility Study later in 2027.”

FIGURE 1: Plan view showing the planned underground drill program at Lucky Shot. Highlights in yellow represent current underground development progress.

Johnson Tract Activities

Permitting for the surface infrastructure, including the access road and barge facility designed to link the Johnson Tract Critical Metals Project site to the coast, remains firmly on schedule. Progress can be tracked on the FAST-41 Dashboard here: https://www.permits.performance.gov/permitting-project/fast-41-covered-projects/contango-ore-johnson-tract-critical-metals-project. Field surveys within the project easements have been conducted in accordance with the Programmatic Agreement approved by the appropriate permitting authorities. The bulk of the environmental studies are substantially completed and will be wrapped up over the next few weeks. These environmental and cultural baseline studies include:

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Marine and freshwater quality surveys
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Eagle, shorebird, and seabird surveys
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Marine mammal acoustics and fish surveys
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Wetlands mapping
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Cultural resource studies

In addition to the environmental and cultural baseline surveys, the geotechnical drilling within the easements for the road access and barge landing facility has been completed. Equipment mobilization via barge and helicopter was successful, with on-site construction of the road from the camp to proposed portal location completed. The portal pad is complete and all surface site preparations for the underground exploration drift development have been completed on time and on budget (Figure 2). Preparations and engineering design are also underway to substantially expand the camp facilities in 2027. These milestones significantly de-risk the project as it moves towards development, reinforcing the strong economic returns outlined in the Initial Assessment which defined a post-tax NPV5 of USD $615.4 million with a post-tax IRR of +60% at $4,000 gold prices.

Chris Kennedy, Contango’s VP Operations said, “I am pleased to report that we have safely completed the road work and bridge installations connecting Johnson Camp with the proposed portal site. In addition, the portal lay-down area and site preparations for the expanding camp facilities are also complete. Our contractors delivered this work with an uncompromised commitment to site safety and operational efficiency, setting an exemplary benchmark for our continued development at Johnson Tract.”

FIGURE 2: Construction progress and development of the road from camp to the proposed portal location with two bridge crossings at Double Glacier Creek and Johnson River.

Kitsault Valley Ongoing Drilling Program

As of September 6, 2026, the Kitsault Valley project had completed 123 drillholes and returned over 46,446 meters of core. All eight Dolly Varden target areas have been drilled (Torbrit, North Star, Wolf, Red Point, V-Vein, Ace Galena, Blue Bird, and 470), in addition to the Homestake target areas (Homestake Main and Homestake Silver) with a multi-purpose approach of infill, expansion, and resource definition/upgrade (Figure 3). The drill program is expected to be completed by the end of September. Analytical results from Torbrit and North Star are imminent and will be reported in the coming weeks. The updated Mineral Resource Estimate (MRE) remains on track to be released by late September.

Rob van Egmond, the Company’s VP Exploration - Canada, said, “Our focus at Kitsault Valley this season was all about systematic execution—balancing resource definition and infill drilling to move these deposits forward into engineering studies, while continuing to push step-out expansion drilling across both the Dolly Varden and Homestake target areas. Hitting all eight target areas at Dolly Varden plus Homestake Main and Homestake Silver with over 46,000 meters across 123 drill holes keeps us right on track to wrap up drilling by the end of September. I’m excited to report on the initial assays from Torbrit and North Star shortly, and we look forward to delivering our updated Mineral Resource Estimate later this month. I would also like to commend our contractors and the entire team on completing more drilling than planned and especially to have completed that work safely. That makes it a successful field season!”

FIGURE 3: Kitsault Valley drilling nearing completion with over 46,000m completed to date. Logging and sampling will continue through September.

Conference Call and Webcast

Contango will host a conference call and webcast to discuss the Project updates in this report with CEO Rick Van Nieuwenhuyse on Wednesday, September 9, 2026, at 11:00am EST / 8:00am PST. Participants may join the webcast using the following call-in details: https://6ix.com/event/contango-silver-and-gold-end-of-summer-project-update.

Qualified Person

The scientific and technical information contained in this news release has been reviewed and approved by Dave Larimer, CPG, VP Exploration for Contango, who is a Qualified Person as defined by SEC Regulation S-K 1300. Mr. Larimer is not independent of the Company.

ABOUT CONTANGO

Contango is a NYSE American and TSX listed company that engages in the exploration for and development and production of gold and associated minerals in Alaska and in the Golden Triangle in British Columbia. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross Gold Corporation, operator of the Peak Gold JV. The Company and its subsidiaries also have (i) a lease on the Johnson Tract project, which consists of mineral rights to approximately 21,000 acres located near tidewater, 125 miles southwest of Anchorage, Alaska, from the underlying owner, CIRI, (ii) a lease on the Lucky Shot project, which consists of mineral rights to approximately 8,600 acres of State of Alaska and patented mining claims located in the Willow Mining District about 75 miles north of Anchorage, Alaska, from the underlying owner, Alaska Hardrock Inc., (iii) mineral rights to approximately 145,000 acres of State of Alaska mining claims, and (iv) mineral rights to approximately 11,700 acres of State of Alaska mining claims and upland mining leases, all of which give Contango the exclusive right to explore and develop minerals on these lands, and (v) mineral tenures of approximately 247,000 acres (100,000 ha) located in and around the Kitsault Valley in the Golden Triangle of northwest British Columbia.

Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information and forward-looking statements within the meaning of applicable securities (“Forward-looking Statements”). These include statements regarding Contango’s plans and expectations for its properties and operations, the content within future annual filings, operations in respect of Contango mineral properties and any benefits of investment in Contango. The Forward-looking Statements regarding Contango are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “intends”, “believes”, “ensures”, “forecasts”, “predicts”, “proposes”, “contemplates”, “aims”, “seeks”, “continues”, “potential”, “positioned”, “strategy”, “outlook”, “future”, “going forward”, “designed to”, and similar expressions or other words of similar meaning, and the negatives thereof, or stating that certain actions, events or results “may”, “might”, “will”, “should”, “would”, or “could” be taken, or that they are “possible”, “probable”, or “likely” to occur or be achieved). However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking Statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves); risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks; risks related to weather and other natural disasters; uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any Forward-looking Statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the Forward-looking Statements. Forward-looking Statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update Forward-looking Statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango Silver & Gold Inc.

Rick Van Nieuwenhuyse

(907) 388-7770

www.contangoore.com